Exhibit 2

                              JOINT FILING AGREEMENT

      This will confirm the agreement by and among all the undersigned that the
Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of the common stock, par value $0.50 per share, of The Limited, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated:  May 3, 1999
                                    LESLIE H. WEXNER
                                    ------------------------------------------
                                    Leslie H. Wexner


                                    THE WEXNER FOUNDATION

                                    By: DARREN K. INDYKE
                                        --------------------------------------
                                        Darren K. Indyke, Secretary



                                    HEALTH AND SCIENCE INTERESTS II

                                    By: JEFFREY E. EPSTEIN
                                        --------------------------------------
                                        Jeffrey E. Epstein, Trustee



                                    THE WEXNER CHILDREN'S TRUST

                                    By: LESLIE H. WEXNER
                                        --------------------------------------
                                        Leslie H. Wexner, Trustee



                                    HARRY, HANNAH AND DAVID WEXNER TRUST

                                    By: JEFFREY E. EPSTEIN
                                        --------------------------------------
                                        Jeffrey E. Epstein, Trustee



                                    HARRY, HANNAH, DAVID AND
                                      SARAH WEXNER TRUST

                                    By: JEFFREY E. EPSTEIN
                                        --------------------------------------
                                        Jeffrey E. Epstein, Trustee




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